                                                                    Exhibit 10.6

                           SANDS BROTHERS & CO., LTD.
                               INVESTMENT BANKERS

                                   MEMBER NYSE

       NEW YORK                                             SAN FRANCISCO

       --------                                                -------
    90 PARK AVENUE                                         455 MARKET STREET
  NEW YORK. N.Y 10016                                   SAN FRANCISCO, CA 94105
  TEL: (212) 697-5200                                     TEL: (415) 836-6000
TOLL FREE: (800)866-6116                               TOLL FREE: (888) 866-6116
  FAX: (212) 697-9090                                     FAX: (415) 543-5581
E-Mail: MGHSANDS@AOL.COM
  WWW. SANDSBROS. COM

MARK G. HOLLO
Managing  Director

                                                      March 6, 2000

FoneCash, Inc.
90 Park Avenue, Suite 1700
New York, N.Y 10016

Attn: Daniel E. Charboneau Chairman/CEO

Dear Mr. Charboneau:

This is to confirm our understanding that Sands Brothers & Co., Ltd. (`Sands Brothers") has been engaged as the exclusive financial adviser and consultant to FoneCash, Inc., its successors, assigns, subsidiaries and affiliates (collectively the "Company") with respect to corporate finance, merger and acquisition and financial services matters, for a three year period commencing with your acceptance of this agreement.

For purposes of this agreement, the term "Acquisition Transaction" means (i) any merger, consolidation, reorganization or other business combination pursuant to which the businesses of a third party are combined with that of the Company,
(ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a third party by way of negotiated purchase or otherwise or (iii) the acquisition, directly or indirectly, by a third party of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise. In addition, for purposes of this agreement, the term "Financing Transaction" means a public offering, private placement, institutional financing, syndication or other sale of equity or debt securities of the Company or other on-balance sheet or off-balance sheet corporate finance transaction of the Company.

For purposes of this agreement, the term "Business Transactions" shall mean joint ventures, strategic alliances and partnerships, licensing and royalty arrangements, value added customers and clients and other similar business enhancing agreements ("Business Transactions" and Acquisition Transactions, are collectively "Transactions").

FoneCash, Inc
March 6, 2000
Page 2


      A.   FINANCIAL ADVISORY SERVICES

The Company hereby retains Sands Brothers to perform consulting services related to corporate finance and financial service matters. In this regard, Sands Brothers shall devote such reasonable business, time and attention to matters on which the Company shall request its services, as shall be determined by Sands Brothers in its discretion. All services shall be rendered by Sands Brothers in New York City unless otherwise determined by Sands Brothers. The fee for such services shall be an initial payment of $12,000 and $12,000 per calendar quarter in advance, commencing on March 1, 2000, in addition to any other compensation and reimbursement of expenses described here in. Anything contained herein to the contrary notwithstanding, in Sands Brothers' sole discretion, such fee may be paid in warrants and/or shares of capital of the Company upon such terms and conditions as may be mutually agreed upon.

During the term of this agreement, Sands Brothers shall provide the Company with such regular and customary financial advisory services as is reasonably requested by the Company, provided that Sands Brothers shall not he required to undertake duties not reasonably within the scope of the financial advisory services in which it is generally engaged. [n performance of its duties, Sands Brothers shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of Sands Brothers' advice is not measurable in a quantitative manner, and Sands Brothers shall be obligated to render advice, upon the request of the Company, in good faith, as shall be determined by Sands Brothers, but shall not be obligated to spend any specific amount of time in doing so. Sands Brothers' duties may include, but will not necessarily be limited to:

       (i) advice regarding formation of corporate goals and their implementation;

       (ii) advice regarding the financial structure of the Company, its divisions or subsidiaries or any programs and projects undertaken by the Company;

       (iii) advice regarding the securing, when necessary and if possible, of financing (other than with respect to a Financing Transaction

       (iv) advice regarding corporate organization, personnel and selection of needed specialty skills; and

       (v) review of possible joint venture, merger, acquisition or similar proposals for the Company (other than with respect to an Acquisition Transaction).

The Company acknowledges that Sands Brothers or its affiliates are in the business of providing financial advisory services (of all types contemplated

FoneCash, Inc.
March 6, 2000
Page 3


by this agreement) to others. Nothing herein continued shall be construed to limit or restrict Sands Brothers in conducting such business with respect to others, or in rendering such advice to others.

The Company recognizes and confirms that Sands Brothers in acting pursuant to this engagement will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company, and that Sands Brothers does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company that is furnished to Sands Brothers by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by Sands Brothers or its representatives in connection with this engagement is for the confidential use of the Company' s Board of Directors and the Company's professional advisors only in their evaluation of the matters for which Sands Brothers has been engaged and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without Sands Brother's prior written consent.

B. TRANSACTIONS

In connection with a proposed Acquisition Transaction, Sands Brothers financial advisory services may include the following: (i) assistance in the evaluation of a third party from a financial point of view, (ii) assistance and advice with respect to the form and structure of the Acquisition Transaction and/or the financing thereof, (iii) assistance in conducting discussions and negotiations regarding an Acquisition Transaction and (iv) providing other related financial advice and assistance as the Company may reasonably request in connection with an Acquisition Transaction.

In connection with a proposed Business Transaction, Sands Brothers' services may include the following: (i) assistance in the location of a third party to enter into a Business Transaction, (ii) assistance and advice with respect to the form and structure of the Business Transaction, (iii) assistance in conducting discussions and negotiations regarding an Business Transaction and (iv) providing other related business advice and assistance as the Company may reasonably request in connection with a Business Transaction.

For purpose of this agreement, "Consideration" means the aggregate value, whether in cash, securities, assumption (or purchase subject to) of debt or liabilities (including, without limitation, indebtedness for borrowed money, pension liabilities and guarantees), license fees, royalty fees, joint venture interests or other property, obligations or services, paid or payable by or to the Company directly or indirectly (in escrow or otherwise) or otherwise assumed

FoneCash, Inc.
March 6, 2000
Page 4

in connection with a Transaction. The value of such Consideration shall be determined as follows:

       (a) the value of securities, liabilities, obligations, property and services shall be the fair market value as reasonably determined by Sands Brothers at the date of the closing of the Transaction; and

       (b) the value of indebtedness, including indebtedness assumed, shall be the face amount.

       If the Consideration payable in a Transaction includes contingent payments to be calculated by reference to uncertain future occurrences, such as future financial or business performance, then any fees of Sands Brothers relating to such consideration shall be payable at the time of the receipt of such Consideration.

       In connection with our services, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, whether or not this letter agreement is in effect at such time, a Transaction is consummated with a third party, introduced directly or indirectly by Sands Brothers, or the Company enters into a definitive agreement with a third party, which at any time thereafter results in a Transaction for which Sands Brothers has provided financial or business advisory services or other services contemplated by this Agreement specific to that Transaction, you will pay Sands Brothers a transaction fee of an amount equal to five (5%) percent of the Consideration paid or payable in connection with such Transaction in the form that such Consideration is paid or payable.

C. FINANCING TRANSACTION

       The Company and principal shareholders hereby irrevocably grants Sands Brothers the right of first refusal to purchase for its own account, or underwrite or place any Financing Transaction (excluding sales to employees) of the Company, or any subsidiary or successor of the Company, during the term hereof. It is understood that if such a proposed financing is offered to Sands Brothers, Sands Brothers shall have thirty (30) days following receipt of such written notice in which to determine whether or not to accept such offer. Should Sands Brothers decline such offer, which is subsequently consummated through a third party, Sands Brothers right of first refusal with respect to any subsequent offering shall nevertheless remain in full force and effect during the term hereof.

       In addition, you agree if, during the period Sands Brothers is retained by you or, within two years thereafter, a Financing Transaction is consummated with a third party financing source introduced directly or indirectly by Sands Brothers or for which Sands rendered advice ("Financing Source"), or the Company enters into a definitive agreement with a Financing Source, which at any time thereafter results in a Financing Transaction,

FoneCash, Inc.
March 6, 2000
Page 6


In consideration of and as a material inducement for Sands Brothers to enter into this agreement, the Company shall issue, upon execution hereof, to Sands Brothers and/or its designee(s), 1,250,000 warrants (the "Warrants") to purchase shares of the Company's Common Stock.

The Warrants will be exercisable for a five year period commencing on the date hereof (the "Warrant Exercise Term"). The Warrants shall be initially exercisable at a price per share of Common Stock equal to $75 per share (the "Warrant Exercise Price") of Common Stock and shall be exercisable at any time and from time to time, in whole or in part, during the Warrant Exercise Term.

The Warrants shall contain such terms and conditions as are satisfactory in form and substance to Sands Brothers and its counsel, including, without limitation, anti-dilution and registration provisions.

At any time during the Warrant Exercise Term, Sands Brothers and/or its designee(s) (or the then holders of a majority of the Shares underlying the Warrants) shall have the right to require the Company to prepare and file one new Registration Statement, if then required under the Securities Act of 1933, as amended (the "Act"), covering all or any portion of the Warrants and/or the shares of Common Stock underlying the Warrants (the "Warrant Securities"). The Company shall bear all expenses incurred in the preparation and filing of such Registration Statement, except the holders of the Warrants shall pay any underwriting discounts or commissions and the expenses of their own legal counsel.

In addition, if at any time during the five years after date hereof, the Company shall prepare and file one or more Registration Statements under the Act, including, without limitation, Form S-8 (but excluding Form S-4 or successor forms), with respect to a public offering of equity or debt securities of the Company held by its shareholders or employees and consultants, the Company will include in any such Registration Statement such information as may be required to permit a public offering of the Warrants or the shares of Common. Stock underlying the Warrants held by Sands Brothers and/or its designee(s) as may be requested. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such Post-Effective Amendment or new Registration Statement. In the event of such a proposed registration, the Company shall furnish the then holders of the Warrant Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such Registration Statement. Such notice shall continue to be given by the Company to such holders of outstanding Warrant Securities until such time as all of the Warrant Securities have been registered. The holders of the Warrant Securities shall exercise the "piggy-back" rights provided for herein by giving written notice, within twenty (20) days of the receipt of the Company's notice of its intention to file a Registration Statement.

FoneCash, Inc.
March 6, 2000
Page 7


      F. GENERAL

In consideration of Sands Brothers' advisory role, the Company agrees to indemnify and hold harmless Sands Brothers, its affiliates and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, financing, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of Sands Brothers hereunder, and will promptly reimburse the Indemnified Parties for all reasonable expenses (including fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of Sands Brothers hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an indemnified Party. The Company further agrees that it will not, without the prior written consent of Sands Brothers, settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not Sands Brothers or any indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of Sands Brothers and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and Sands Brothers on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties to the Company and/or its stockholders and to Sands Brothers with respect to Sands Brother's engagement shall be deemed to be in the same proportion as (i) the total value paid or received or to he paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which Sands Brothers is engaged to render financial advisory services bears to (ii) the fees paid to Sands Brothers in connection with such engagement. In no event shall the indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by Sands Brothers pursuant to such engagement (excluding amounts received

FoneCash, Inc.
March 6, 2000
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by Sands Brothers as reimbursement of expenses).

The Company further agrees that no Indemnified Party shall have any liability (whether direct of indirect, in contract or tort or otherwise) to the Company for or in connection with Sands Brothers engagement here under except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an indemnified Party.

The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter or Sands Brothers engagement and (iv) whether or not Sands Brothers ` shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.

This letter constitutes the entire understanding of the parties with respect to the subject matter hereof and may not be altered, amended or terminated except in writing and signed by both pal-ties. This agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws thereof and the parties agree to submit themselves to the jurisdiction of the courts located in the State and County of New York, which shall be the sole tribunals in which any party may institute and maintain a legal proceeding against the other party arising from any dispute hereunder. Neither the execution and delivery of this letter by the Company nor the consummation of the transactions contemplated hereby will, directly or indirectly, with or without the giving of notice or lapse of time, or both: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company; or (ii) violate, or be in conflict with, or constitute a default under, any agreement, lease, mortgage, debt or obligation of the Company or require the payment, any prepayment or other penalty with respect thereto. The Company has all requisite power and authority to enter into and perform its obligations under this letter and to issue and deliver the Warrants. The execution and delivery of this letter and the Warrants and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this letter and the Warrants constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

FoneCash, Inc.
March 6, 2000
Page 9


           If the foregoing correctly sets forth the terms of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.


                                        Very truly yours,

                                        SANDS BROTHERS & CO., LTD.


                                        By: /s/ Mark G. Hallo
                                            Managing Director



Accepted and Agreed
This 6th day of March:

FONECASH, INC.

By: /s/ Daniel  E. Charboneau
    Chairman/CEO